Exhibit 99.5

Avocent Corporation Announces Retirement of John R. Cooper as Chairman & CEO

Edwin L. Harper Named Chairman of the Board

HUNTSVILLE, Ala.--(BUSINESS WIRE)--Avocent Corporation (NASDAQ: AVCT) announced today the retirement of John R. Cooper, Chairman and CEO of the Company. Edwin L. Harper, Lead Independent Director of Avocent, has been elected as Chairman of Avocent. Mr. Cooper will continue as CEO and a Board member until his retirement on March 31, 2008, and will assist in the transition period while a national search is conducted for his successor. Mr. Cooper (age 60) is retiring from the Company for personal reasons.

“We appreciate John’s contributions to Avocent over the past seven years,” stated Ed Harper, chairman of the board of Avocent Corporation. “John joined Avocent as a Director in 2000 and was hired as President and CEO in 2002. He was then elected Chairman of the Board in 2003. John became CEO of Avocent at a critical time when the Company was in the process of integrating the combined businesses of its two predecessor companies, and he very skillfully completed this integration using the best that each had to offer. During John’s tenure as CEO, Avocent has more than doubled its revenue base. He was also responsible for expanding and diversifying Avocent’s markets through strategic acquisitions and strengthening our leadership position by providing advanced solutions to manage IT operations and infrastructure.

“Avocent is focused on growing long-term shareholder value. We have a very strong management team at all levels within the Company who will continue to execute our strategic growth plans. We believe Avocent has excellent opportunities for continued growth based on our strong suite of products and services and our focus on expanding our market opportunities through our R&D program,” concluded Mr. Harper.

Commenting on his planned retirement, John Cooper stated, “I am proud to leave Avocent in the very capable hands of a seasoned management team that I know and trust. They have worked hard to build Avocent’s markets and have the talent and drive to continue executing our strategy to build long-term shareholder value. Avocent’s strong financial condition and market position will be important factors in achieving these goals. I have enjoyed my association with the entire Avocent team over the past seven years and look forward to taking on several new projects but with a slower pace.”

Edwin L. Harper (age 63) has been a Director of Avocent since July 2000 and was elected as Lead Independent Director in April 2003. Mr. Harper is the Chairman of the Board of Directors of Ditech Networks, Inc. (NASDAQ:DITC), a telecommunications equipment supplier, and he previously served as Chairman of Network Associates (McAfee) and as CEO of several technology companies.

About Avocent Corporation

Avocent delivers IT operations and infrastructure management solutions for enterprises worldwide, helping customers to reduce costs and simplify complex IT environments via integrated, centralized in-band and out-of-band hardware and software. Through LANDesk, Avocent also is a leading provider of systems, security, and process management solutions. Additional information is available at: www.avocent.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the management transition at the Company, future growth of shareholder value, expanding market opportunities, and future governance and management of the Company. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions and capital spending trends, risks attributable to future product demand, sales, and expenses, risks associated with reliance on a limited number of customers, component suppliers, and single source components, risks associated with acquisitions and acquisition integration, risks associated with product design efforts and the introduction of new products and technologies, and risks associated with obtaining and protecting intellectual property rights. Other factors that could cause operating and financial results to differ are described in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007. Other risks may be detailed from time to time in reports to be filed with the SEC. Avocent does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

CONTACT:
Avocent Corporation
Edward H. Blankenship, 256-217-1301
Senior Vice President of Finance and
Chief Financial Officer